Exhibit 10.45

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

First Addendum to Master Services and License Agreement between

Bridgepoint Education and eCollege.com

This Addendum (“Addendum”) to the Master Services and License Agreement between Bridgepoint Education, Inc. (“Customer”) and eCollege.com (“eCollege”) for the delivery of online courses, dated September 29, 2009 (the “Agreement”), is entered into effective as of the 9th day of November, 2009.

WHEREAS, Customer and eCollege previously entered into the Agreement;

WHEREAS, the parties wish to amend the Agreement as more specifically set forth below.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1)             ePortfolio:  eCollege’s portfolio product offering that can be used to store and manage student work, assess the collection of student work against stated learning outcomes using rubrics, and create a web-based presentation to demonstrate students’ educational and career successes.  Additionally, this product provides internal communication tools to foster reflection and feedback between student and faculty users.  Each unique ePortfolio account created for an authorized Customer user shall be deemed to be an “ePortfolio User”.  Storage space allocated to Customer for usage of the ePortfolio product shall be provided in accordance with eCollege’s then-current storage policies.

2)             ePortfolio Implementation.  Customer hereby agrees to pay eCollege a one-time implementation fee of [***], ( [***] applied against Customer’s Service Credit, with the balance of [***] due and payable upon [***]), for two ePortfolio structure implementations by eCollege (additional ePortfolio structure implementations, as may be needed to support Customer’s students, must be purchased separately).  This implementation fee, for eCollege’s standard setup and implementation services for ePortfolio, includes up to [***] hours of consulting and training (travel and expenses not included).  This implementation fee does not include any work necessary to convert Customer from an existing portfolio solution or to migrate existing portfolio students to eCollege’s ePortfolio product.  Customer hereby commits to schedule the implementation of ePortfolio as soon as possible following the effective date of this Addendum, however, Customer understands and acknowledges that the exact date and timing of implementation activities will depend upon the scheduling and availability of applicable eCollege personnel and other resources.  All training and implementation hours over those allocated above must be pre-approved by Customer and will be invoiced separately by eCollege.  Any pre-approved travel and expenses incurred by eCollege in association with training and implementation activities must be reimbursed by Customer upon invoicing from eCollege.

3)             ePortfolio License.  In exchange for a non-exclusive, non-transferable, non-sublicenseable license to access and use eCollege’s ePortfolio product during the term of the Agreement, Customer hereby agrees to pay eCollege an annual fee of [***] per ePortfolio User.  On a monthly basis, eCollege will invoice Customer for ePortfolio fees in an amount based upon the number of ePortfolio Users enrolled in the eCollege System that have not been assessed an ePortfolio fee in the prior twelve month period.  In addition to any other terms and conditions set forth in this Agreement, an ePortfolio User’s ability to use the ePortfolio product is contingent on Customer paying eCollege the applicable ePortfolio fee for that ePortfolio User and this license not expiring or terminating.  If eCollege’s agreement with the third party provider for ePortfolio is terminated or expires, eCollege can terminate this license upon written notice to Customer.  All

Addendum 091106	eCollege Proprietary and Confidential

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

ePortfolio fees paid or due to eCollege by Customer are non-refundable.  The ePortfolio product must be utilized by Customer at no less than an academic program level.  The ePortfolio fees are in addition to the Technology Service Fee Customer must pay to eCollege for each enrollment in Courseware, and do not count towards Customer’s guaranteed Technology Service Fee commitments to eCollege.

4)             Agreement Terms Unchanged.  No terms or conditions of the Agreement, other than the amended terms set forth in this Addendum, are changed by this Addendum.  Terms not defined herein shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have entered into this Addendum effective upon the day first above written. The persons executing this Addendum for and on behalf of the parties hereto represent that they are fully authorized to do so for and on behalf of their respective principals.

eCollege.com		Bridgepoint Education, Inc.

By:	/s/ Matt Leavy	By:	/s/ Tom Ashbrook

	Matt Leavy, President	Name:	Tom Ashbrook

		Title:	SVP/CIO